                                                                   Exhibit 10.24

         Amendment No. 3 dated as of June 19, 1997, by and between Russian Wireless Telephone Company, Inc. f/k/a TelCom Group USA, Inc. ("TelCom") and Larry Dunn (the "Payee") to that certain Promissory Note dated November 3, 1994 of TelCom to the Payee in the aggregate principal amount of $49,000 (the "Note").

                                                     RECITALS

         WHEREAS, TelCom has issued that certain Note to the Payee pursuant to TelCom's private placement securities offering (the "Offering") (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note); and

         WHEREAS, the Note provides that the Maturity Date of the note shall be the earlier of (i) TelCom's consummation of a public or private financing of its equity securities raising net proceeds equal to or greater than the gross proceeds raised in the Offering or (ii) sixteen (16) months from the First Closing Date; and

         WHEREAS, the parties hereto heretofore extended the Maturity Date pursuant to Amendment Nos. 1 and 2 to the Note; and

         WHEREAS, the parties hereto desire to further extend the Maturity Date; and

         WHEREAS, the execution of this Amendment has been duly authorized by the Board of Directors of TelCom and all things necessary to make this Amendment a valid, binding and legal instrument according to its terms have been done and performed,

         NOW, THEREFORE, in consideration of the above premises, TelCom and the Payee agree as follows:

         1. The definition of "Maturity Date" in the Note is hereby amended and restated in its entirety as follows:

"... the earlier of (i) the Company's consummation of a public or private financing of its equity securities raising net proceeds equal to or greater than the gross proceeds raised in this Offering; or (ii) October 31, 1997 (the earlier of such dates is referred to herein as the 'Maturity Date')..."

         2. This Amendment shall be effective as of the date first above written.

         3. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         4. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware. The parties hereto consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first written above.

                                 Russian Wireless Telephone Company, Inc.



                                 By:___________________________________________
                                             Ronald Nathan, President



                                 ______________________________________________
                                                   Larry Dunn

                                       2